Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Multimanager Core Bond Portfolio (AXA-VIP)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio(MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
(SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
08-15-2016

Security Type:
BND/CORP


Issuer
Baltimore Gas and Electric Company (2046)

Selling Underwriter
Merrill Lynch, Pierce, Fenner &
Smith Incorporated, The Williams Capital Group,
L.P

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner &
Smith Incorporated, MUFG Securities Americas Inc.,
Wells Fargo Securities, LLC, PNC Capital Markets
LLC, SMBC Nikko Securities America, Inc., The
Williams Capital Group, L.P., Guzman & Company,
Telsey Advisory Group LLC

Transaction Details

Date of Purchase
08-15-2016


Purchase Price/Share
(per share / % of
par)
$99.908

Total
Commission,
Spread or
Profit
0.875%


1. Aggregate Principal Amount Purchased (a+b)
$45,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$7,591,000

b. Other BlackRock Clients
$37,409,000

2. Aggregate Principal Amount of Offering
$500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.09


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see
Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date: 08-17-2016
Global Syndicate Team Member




Approved by:
Steven DeLaura
Date: 08-17-2016
Global Syndicate Team Member